SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Intersections Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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INTERSECTIONS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Intersections Inc. (the “Company”) will be held at the Company’s offices at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151 on Monday, May 14, 2012 at 1:00 in the afternoon, local time, for the following purposes:

1. To elect eight Directors.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

3. To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 26, 2012 shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

Michael R. Stanfield

Chairman of the Board

Dated: April 14, 2012

Chantilly, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 14, 2012.

The Company’s 2012 Proxy Statement and 2011 Annual Report to Stockholders are available at http://www.proxydocs.com/intx//

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

INTERSECTIONS INC.

3901 STONECROFT BOULEVARD

CHANTILLY, VIRGINIA 20151

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Intersections Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s offices at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151 on Monday, May 14, 2012, at 1:00 in the afternoon, local time, or any adjournments or postponements thereof. Holders of record of the Company’s common stock at the close of business on March 26, 2012 shall be entitled to vote on the matters presented at the Meeting. On March 26, 2012, 17,555,130 shares of common stock were issued and outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting.

Each proxy duly executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, by electing to revoke its proxy and vote its shares personally. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy. Directions to attend the Meeting can be found on our website at www.intersections.com.

There is being mailed herewith to each stockholder of record the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2011, which includes the Company’s Annual Report on Form 10-K (excluding exhibits) as filed with the Securities and Exchange Commission. It is intended that this Proxy Statement and form of proxy will first be sent or given to stockholders on or about April 14, 2012. Additionally, stockholders can access a copy of the proxy materials at www.proxydocs.com/intx//.

Holders of shares of common stock are entitled to cast one vote per share on all matters. Proxies will be voted as instructed by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the Meeting, the shares of common stock represented by the proxy will be voted: (1) FOR the election of each of the eight director candidates; (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012; and (3) in accordance with the discretionary authority of the named proxies upon such other matters as may properly come before the Meeting.

The presence, in person or by proxy, of holders representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes cast at the Meeting; any other item on the agenda must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the item at the Meeting in order to pass. Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders and have the same effect as votes against the matter except in the election of directors. A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Meeting.

A list of our stockholders will be available for inspection for any purpose germane to the Meeting during normal business hours at our offices at least ten days prior to the Meeting.

The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares by completing and returning the proxy card will help to avoid additional expense.

It is expected that the following business will be considered at the Meeting and action taken thereon:

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this Meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified. The Board of Directors currently consists of eight directors. Our Nominating/Corporate Governance Committee has recommended, and the Board of Directors has nominated, each of our current directors to stand for re-election at the Meeting, and each director has decided to stand for re-election. Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the nominees set forth below. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.

The following table sets forth certain information with respect to the nominees:

NOMINEES FOR ELECTION

Name	Age	Served as a Director Since
Michael R. Stanfield	61	1996
John M. Albertine	67	2008
Thomas G. Amato	66	2004
James L. Kempner	54	2006
Thomas L. Kempner	84	1996
David A. McGough	53	1999
Norman N. Mintz	77	1996
William J. Wilson	75	1996

Michael R. Stanfield co-founded CreditComm, the predecessor to the Company, in May 1996, and is our Chairman of the Board and Chief Executive Officer. Mr. Stanfield joined Loeb Partners Corporation in November 1993 and served as a Managing Director at the time of his resignation in August 1999. Mr. Stanfield has been involved in management information services and direct marketing through investments and management since 1982, and has served as a director of CCC Information Services Inc. and BWIA West Indies Airways. Prior to beginning his operational career, Mr. Stanfield was an investment banker with Loeb, Rhoades & Co. and Wertheim & Co. Mr. Stanfield serves as both Chairman and CEO because he is the founder of the Company and has successfully led the Company and the Board of Directors since inception. For these reasons, he has been nominated to continue serving on the Board of Directors.

John M. Albertine has served on our Board of Directors since August 2008. In 1990, Dr. Albertine founded Albertine Enterprises, Inc., a merchant banking, consulting and lobbying firm. Dr. Albertine has been the Chairman and Chief Executive Officer of Albertine Enterprises for the past 20 years. From 1986 through 1990, he served as Vice Chairman of the Fruit of the Loom Company. From 1981 through 1986, he served as President of the American Business Conference. From 1979 to 1980, he served as Executive Director to the Congressional Joint Economic Committee. From 1977 through 1979, he served as Legislative Assistant to U.S. Senator Lloyd M. Bentsen. From 1969 through 1977, Dr. Albertine served as an Instructor, Assistant Professor, Associate Professor and ultimately as Chair of the Department of Economics at Mary Washington College. Dr. Albertine holds a Ph.D. in Economics from the University of Virginia and a Bachelor of Arts in Economics from King’s College. Dr. Albertine has been a director of 14 publicly traded companies in his career. Currently, Dr. Albertine is a director of Integral Systems, Inc., a manufacturer of satellite ground systems and equipment, and Kadant Inc., a supplier of technology-based systems for the global pulp and paper industry. The Board of Directors values Dr. Albertine’s current and past experience as a director of a number of public and private companies, and for these reasons, he has been nominated to continue serving on the Board of Directors.

Thomas G. Amato has served on our Board of Directors since January 2004. Mr. Amato has served as Chief Financial Officer of public and private companies since 1980. He is currently Managing Director of Amato Ventures which is engaged in domestic oil and natural gas development. Mr. Amato also serves as a director of Globalprivateequities.com, Inc. and is Chairman of the Board of Trustees of the Carrier Clinic, an independent mental health hospital serving New Jersey. He holds an AB in economics from Princeton University and an MBA from the Wharton School of the University of Pennsylvania. Mr. Amato has expertise in financial, accounting and risk management issues, and for these reasons, he has been nominated to continue serving on the Board of Directors.

James L. Kempner has served on our Board of Directors since August 2006. Mr. Kempner is a Senior Advisor at Lazard Frères & Co. LLC, which he joined in 1983, and was named a General Partner in 1993. In addition to his position at Lazard Frères, Mr. Kempner has been a Managing Director of Loeb Partners Corporation since January 2011. Mr. Kempner has been involved in numerous banking and capital markets transactions, including advising the Company on its initial public offering, and ran Lazard’s Corporate Finance department from 1995 to 1998. Mr. Kempner is the Vice Chairman of the Board of The New York Eye and Ear Infirmary and its Finance Committee, and also is a Trustee of the James Loring Johnson 1994 Trust. Mr. Kempner is the son of Thomas L. Kempner. Mr. Kempner has expertise in financial markets, investment banking and strategic planning, and has been the Company’s primary relationship contact with Lazard, which from time to time provides investment banking and financial advisory services to the Company. For these reasons, Mr. Kempner has been nominated to continue serving on the Board of Directors.

Thomas L. Kempner has served on our Board of Directors since the inception of CreditComm, the predecessor to the Company. Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation and its predecessors since 1979. Mr. Kempner is currently a director of Dyax Corporation and IGENE Biotechnology, Inc., and is currently director emeritus of Northwest Airlines, Inc. Mr. Kempner was formerly a director of CCC Information Services Group, Inc., FuelCell Energy, Inc., Insight Communications Company, Inc., Intermagnetics General Corporation, and Alcide Corporation. Mr. Kempner is the father of James L. Kempner. Mr. Kempner has over 50 years of experience in financial, investment and securities markets, and is the co-founder of the Company and the controlling shareholder of our largest shareholder, Loeb Holding Corporation. For these reasons, he has been nominated to continue serving on the Board of Directors.

David A. McGough has served on our Board of Directors since August 1999. For more than 20 years, Mr. McGough has been President, Chief Executive Officer and Director of Digital Matrix Systems, Inc. and DMS Services, Inc., companies that specialize in credit data and risk analysis. Mr. McGough has extensive experience in the credit data and information technology industries, and operational experience gained as the chief executive officer of a technology company. For these reasons, he has been nominated to continue serving on the Board of Directors.

Norman N. Mintz has served on our Board of Directors since the inception of CreditComm, the predecessor to the Company. Dr. Mintz has been Vice President and Managing Director of Loeb Partners Corporation since 1990 and is an executive officer of Loeb Holding. Dr. Mintz is a director of VirtualScopics, Inc., an image analysis provider. Previously, he was the Executive Vice President for Academic Affairs for Columbia University, where he taught economics, and has been a professor at New York University and Syracuse University. Dr. Mintz holds a Ph.D. in Economics and Finance from New York University and a Bachelor of Arts from Bucknell University. Dr. Mintz has over 50 years of experience in financial, investment and securities markets, and is an executive officer of our largest shareholder, Loeb Holding Corporation. For these reasons, he has been nominated to continue serving on the Board of Directors.

William J. Wilson has served on our Board of Directors since the inception of CreditComm, the predecessor to the Company. Mr. Wilson currently is a principal of CAMBIAR LLC, a consulting firm, and is the sole proprietor of Wilson Connexions LLC, an M&A consultancy. Prior to his retirement in 2003, Mr. Wilson was Chief Executive Officer and Chairman of the Board of Directors of market research company Roper Starch Worldwide Inc., and then Executive Chairman of NOP World, a division of United Business Media Ltd., which acquired Roper Starch Worldwide in August 2001. Mr. Wilson has considerable insight and experience as the former chief executive officer of a global market research firm and as a private investor in technology companies. Having been involved with the Company since its early days, he brings an historical perspective to the Board of Directors. For these reasons, he has been nominated to continue serving on the Board of Directors.

The Board of Directors of the Company recommends a vote FOR the election of each named nominee.

CORPORATE GOVERNANCE PRINCIPLES

Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics, our Statement of Policy with Respect to Related Person Transactions and the committee charters for our Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Risk Management Committee. These documents are available under the “Investor & Media” section of our web site at www.intersections.com, or by written request (without charge) to Investor Relations, 3901 Stonecroft Boulevard, Chantilly, VA 20151.

Governance Guidelines

Our Corporate Governance Guidelines and Principles set forth overall standards and policies for the responsibilities and practices of our Board of Directors and its committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our Company’s integrity; assessing our major risks and reviewing options for their mitigation; selecting, evaluating and compensating our CEO and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Code of Business Conduct and Ethics

All of our employees, including our CEO, principal financial officer and principal accounting officer, and our directors are required to comply with our Code of Business Conduct and Ethics. It is our intention to disclose any amendments to, or waivers from, any provisions of this code as it applies to our CEO, principal financial officer and principal accounting officer on our web site within four business days of such amendment or waiver.

Director Independence

Our Corporate Governance Guidelines and Principles provide that independent directors must constitute a majority of the Board with no more than two members of management serving on the Board at the same time. In determining the “independence” of a director, the Board must be guided by the definition of “independent director” under applicable law and the pertinent listing standards of the NASDAQ Global Market.

In determining independence, the Board of Directors reviews whether directors have any material relationship with us and considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to us, the Board of Directors considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The Board of Directors reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. An independent director must not have any material relationship with us, directly or as a partner, stockholder or officer of an organization that has a relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has affirmatively determined that the following six director nominees standing for election are independent under the criteria established by the NASDAQ Global Market for independent board members: John M. Albertine, Thomas G. Amato, James L. Kempner, Thomas L. Kempner, Norman N. Mintz and William J. Wilson.

The Board of Directors considered the following transactions, relationships and arrangements, in addition to those disclosed in the “Transactions with Related Persons” section of this proxy statement, in making its independence determinations:

•

Thomas L. Kempner is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation, and is the Chairman and Chief Executive Officer of Loeb Partners Corporation, an affiliate of Loeb Holding. Loeb Holding beneficially owns 6,940,541 shares, or approximately 40%, of our outstanding common stock and is our largest stockholder.

•

James L. Kempner is a Managing Director of Loeb Partners, and a Senior Advisor at Lazard Frères, which from time to time provides investment banking and financial advisory services to us. Mr. Kempner is the son of Thomas L. Kempner, the Chairman and Chief Executive Officer of Loeb Holding, our largest stockholder.

•	Norman N. Mintz is an executive officer of Loeb Holding.

•

John M. Albertine is Chairman and Chief Executive Officer of Albertine Enterprises, a merchant banking, consulting and lobbying firm, which from time to time provides lobbying and consulting services to us.

Board Leadership Structure

Mr. Stanfield serves as CEO and Chairman of the Board of Directors. He is the founder of the Company and beneficially owns approximately 4.6% of the Company’s outstanding common stock. His dual role was established over approximately 15 years ago when he founded the Company. The Board of Directors believes that at the Company’s current stage of growth the Board of Directors is best served by a chairman who is involved with the Company on a full-time basis and is therefore able to bring great depth of knowledge about the Company to this role. The Board of Directors has not designated a lead independent director.

The Board’s Role in Risk Oversight

In 2011 our Board of Directors formed a Risk Management Committee. Our current Risk Management Committee consists of Dr. Albertine and Messrs. Amato and James L. Kempner. The Risk Management Committee provides assistance to the Board by assessing, and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company’s business and the control processes with respect to such risks. The principal responsibilities of the Risk Management Committee are:

•	to review and evaluate management’s identification of all major risks to the business and their relative weight;

•	to assess the adequacy of management’s risk assessment, its plan for risk control or mitigation, and disclosure;

•	to review and evaluate management’s development and execution of certain risk mitigation strategies and opportunities proposed by management and selected by the committee for further review;

•	to review the Company’s disclosure of risks in all filings with the SEC; and

•

together with the Audit Committee, to review, assess and discuss with the independent accountants and financial and senior management (i) any significant risks or exposures, (ii) the steps management has taken to minimize such risks or exposures, and (iii) the Company’s underlying policies with respect to risk assessment and risk management.

Board Meetings and Committees; Annual Meeting Attendance

In 2011, there were seven meetings of the Board of Directors, four meetings of the Audit Committee, one meeting of the Compensation Committee, two meetings of the Executive Committee, two meetings of the Nominating/Corporate Governance Committee and one meeting of the Risk Management Committee. Each Director of the Company attended or participated in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served.

Board members are strongly encouraged to attend our annual meeting of stockholders. Each of our directors attended our 2011 annual meeting.

Audit Committee

Our current Audit Committee consists of Dr. Albertine and Messrs. Amato and Wilson. The Board of Directors has determined that Mr. Amato is an “audit committee financial expert.” Each member of the Audit Committee is an independent member of our Board of Directors. Mr. McGough served on our Audit Committee in 2011, even though he is not an independent director, as permitted by the NASDAQ rules which provide an exception for the appointment of a non-independent director to the audit committee under exceptional and limited circumstances. The Board of Directors had concluded that, under certain exceptional and limited circumstances, Mr. McGough’s membership on the Audit Committee was in the Company’s best interests and that of the Company’s stockholders, and that Mr. McGough satisfied the Audit Committee independence criteria under Section 10A(m)(3) of the Securities Exchange Act of 1934.

The principal responsibilities of the Audit Committee are:

•

to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information the Company provides to its stockholders, any governmental body or the public; the Company’s systems of internal controls, established by management and the Board of Directors, regarding finance, accounting, legal compliance and ethics; and the Company’s auditing, accounting and financial reporting processes generally;

•	to serve as an independent and objective body to monitor the Company’s financial reporting process and internal control system;

•	to select, evaluate and, when appropriate, replace the Company’s independent auditors;

•

to review and appraise the audit efforts of the Company’s independent accountants and internal auditing department; and to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (or other personnel responsible for the internal audit function), and the Board of Directors;

•

to establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	to conduct appropriate review and oversight of all related party transactions.

Compensation Committee

Our current Compensation Committee consists of Dr. Albertine and Messrs. Thomas L. Kempner and Wilson. Each member of the Compensation Committee is an independent director under applicable NASDAQ listing standards, a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986. The principal duties of the Compensation Committee are:

•

to ensure the Company’s senior executives are compensated effectively in a manner consistent with the Company’s stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies; and

•	to communicate to stockholders the Company’s compensation policies and the reasoning behind such policies, as required by the SEC.

The Compensation Committee may delegate some or all of its duties to a sub-committee comprising one or more members of the Compensation Committee.

Executive Committee

Our current Executive Committee consists of Messrs. Thomas L. Kempner, James L. Kempner and Stanfield. The principal duties of the Executive Committee are:

•	to exercise the authority of the Board of Directors with respect to matters requiring action between meetings of the Board of Directors; and

•	to decide issues from time to time delegated by the Board of Directors.

Nominating/Corporate Governance Committee

Our current Nominating/Corporate Governance Committee consists of Messrs. Amato and James L. Kempner and Dr. Mintz. Each member of this committee is an independent director under applicable NASDAQ listing standards. The principal duties of the Nominating/Corporate Governance Committee are:

•

to recommend to the Board of Directors proposed nominees for election to the Board of Directors by the stockholders at annual meetings, including an annual review as to the re-nominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies which occur between stockholder meetings;

•	to develop and recommend to the Board of Directors a code of business conduct and ethics and to review the code at least annually;

•

to make recommendations to the Board of Directors regarding corporate governance matters and practices and to oversee an annual evaluation of the performance of the Board of Directors and management; and

•	to annually evaluate this committee’s performance and charter.

Nomination of Directors

The Board as a whole is responsible for nominating individuals for election to the Board of Directors by the stockholders and for filling vacancies on the Board of Directors that may occur between annual meetings of the stockholders. The Nominating/Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board based upon the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of Directors. The Nominating/Corporate Governance Committee seeks diversity in the collective membership of the Board of the Directors. Although it does not have formal objective criteria for determining the amount of diversity, the committee seeks directors with varied backgrounds, experience, skills, knowledge and perspective and who maintain a Board that reflects diversity, including but not limited to race, gender, ethnicity, age and experience. Director candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision and experience, as well as whether the individual satisfies criteria for independence as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Company seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Nominating/Corporate Governance Committee will consider recommendations for potential directors from other directors or stockholders.

Stockholders who wish to recommend a nominee should send nominations directly to the Secretary of the Company that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name and business experience. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The recommendation must be received by the Secretary of the Company at its principal executive offices not later than the date for stockholder proposals set forth herein under “Other Matters — Stockholder Proposals.”

We did not receive for this Meeting any recommended nominees for director from any of our stockholders, non-management directors, CEO, other executive officers or third-party search firms. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.

In evaluating a person as a potential nominee to serve as a director of the Company, our Nominating/Corporate Governance Committee considers, among other factors, the following:

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

•	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;

•

the contribution which the person can make to the Board of Directors and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the committee may consider relevant; and

•	the character and integrity of the person.

The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee and, if warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the committee.

There are no differences in the manner in which the Nominating/Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Communications with Non-Management Directors

The Nominating/Corporate Governance Committee approved a process for handling communications received by the Company and addressed to non-management members of the Board of Directors. Stockholders and other parties interested in communicating with any directors of the Company (or the Board of Directors as a group), may do so by writing to the Secretary of the Company, at the Company’s principal executive offices. He will review all such correspondence and regularly forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires the attention of the Board of Directors. The Board of Directors or any member thereof may at any time request that copies of all such correspondence be forwarded to the Board of Directors.

Correspondence relating to accounting, internal controls or auditing matters are handled by the Audit Committee in accordance with its procedures. Communications which consist of stockholder proposals must instead follow the procedures set forth under “Other Matters — Stockholder Proposals” and, in the case of recommendations for director candidates, the procedures set forth under “Corporate Governance Principles — Nomination of Directors.”

Executive Sessions of Non-Management Directors

The non-management directors of our Board meet in executive session at least two times during the year, generally at regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate. A presiding director is chosen by the non-management directors to preside at each meeting and does not need to be the same director at each meeting.

Compensation of Directors

Employee directors do not receive any separate compensation for their Board activities. Each non-employee director receives an annual cash retainer of $40,000, payable in quarterly installments. For 2011, the Chairman of our Audit Committee received an additional annual cash retainer of $8,000, payable in quarterly installments, which was increased to $12,000 for 2012. In addition, for 2012, the Chairman of our Risk Management Committee (Dr. Albertine) will receive an additional annual cash retainer of $8,000, payable in quarterly installments. Our non-employee directors also receive annual grants of stock options and/or RSUs, which typically vest in four equal annual installments starting on the first anniversary of the grant date. In February 2011, each non-employee director received a grant of stock options for 5,000 shares and of RSUs for 5,000 shares. We also reimburse our non-employee directors for reasonable expenses they incur in attending Board or committee meetings.

Fiscal 2011 Non-Employee Director Compensation

The following table provides information on compensation for non-employee directors who served during 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
John M. Albertine	40,000	48,800	11,087	6,125	106,012
Thomas G. Amato	48,000	48,800	10,442	6,125	113,367
James L. Kempner	40,000	48,800	10,442	6,125	105,367
Thomas L. Kempner	40,000	48,800	10,422	6,125	105,367
David A. McGough	40,000	48,800	11,087	6,125	106,012
Norman N. Mintz	40,000	48,800	11,087	6,125	106,012
William J. Wilson	40,000	48,800	10,442	6,125	105,367

(1)	The amount shown for stock awards relates to RSUs granted under our 2006 Stock Incentive Plan. The grant date fair value computed in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) of each RSU was $9.76.

(2)	The amount shown for option awards relates to stock options granted under our 2006 Stock Incentive Plan and 2004 Stock Incentive Plan. The grant date fair value computed in accordance with U.S. GAAP for the option awards was $4.05 for the 2011 grants, $2.74 for the 2010 grants and $3.26 for the 2008 grants.

(3)	Please see our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion on the valuation assumptions of the calculation.

(4)	Consists of the dividend equivalent paid on unvested RSUs.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors for approval of the compensation paid to the Company’s CEO, reviewing and approving the level of compensation paid to the Company’s other executive officers, determining awards under, and administering, the Company’s incentive-compensation plans and equity-based compensation plans, and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry.

The Compensation Committee has authority to retain its own advisors and compensation consultants to assist it in making compensation decisions, although no such consultant was used during 2011.

The Company does not benchmark any of the elements of compensation for its executive officers against comparable companies. We believe there is a distinction between benchmarking and using surveys and other data to obtain a general understanding about compensation practices. Historically, the Compensation Committee reviews relevant market data about compensation for similar companies (revenue and industry) from public surveys and peer group proxies which were provided by third parties, as well by the Company’s management. These third party surveys in turn relied on published surveys from other sources. The Compensation Committee has also historically reviewed information provided by management on companies included in the Forbes list of best small companies, a list in which the Company also was included. In determining compensation levels for 2009, a consultant of the Company delivered a presentation on retention strategies to the CEO, the Compensation Committee and the Board of Directors. The Compensation Committee reviews this compensation information on an annual basis to obtain a general understanding of current compensation practices; however, the Compensation Committee did not review data regarding similar companies in connection with executive compensation for 2011, and does not target the compensation of our executive officers at a specific percentile or range for total or individual compensation based upon other companies’ compensation arrangements.

Role of Executive Officers in Determining Executive Compensation For Named Executive Officers

In connection with 2011 compensation, the CEO, aided by our human resources and business planning and analysis departments made recommendations to the Compensation Committee to assist it in determining compensation levels. While the Compensation Committee utilized this information, and valued the CEO’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were recommended by the Compensation Committee and approved by the Board of Directors.

Summary Compensation Information

The table below sets forth certain information regarding compensation paid or accrued for 2011 and 2010 to our CEO and each of our two most highly compensated executive officers who were serving as executive officers at the end of 2011. We refer to these persons as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)(3)	Total ($)
Michael R. Stanfield	2011	420,000	—	1,282,249	446,104	877,118	3,025,471
Chief Executive Officer	2010	420,000	—	825,089	439,236	767,357	2,451,681

John G. Scanlon	2011	294,000	—	400,419	237,341	399,111	1,330,871
Chief Financial Officer	2010	294,000	—	285,847	234,551	285,982	1,100,381

Neal Dittersdorf	2011	294,000	—	406,718	186,353	382,958	1,270,029
Chief Legal Officer	2010	294,000	—	291,622	183,353	317,458	1,086,433

(1)	Please see our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion on the valuation assumptions of the calculation in accordance with U.S. GAAP. Stock and option awards above represent the grant date fair value for each named executive officer in accordance with U.S. GAAP.

(2)	The column “All Other Compensation” includes perquisites and personal benefits totaling $10,000 or more, which includes annual dues for membership to a golf club for Mr. Stanfield ($11,500); automobile allowances for Mr. Stanfield ($16,800), Mr. Scanlon ($11,760), and Mr. Dittersdorf ($11,760); and supplemental health insurance benefit allowances for Mr. Stanfield ($11,099) and Mr. Scanlon ($19,216).

(3)	The other components of column “All Other Compensation” consist of an incremental cash payment in the participant’s value pool amount and dividend equivalent cash payments on unvested RSUs. The incremental cash payment was $388,500 for Mr. Stanfield, $228,500 for Mr. Scanlon and $228,500 for Mr. Dittersdorf. The dividend equivalent cash payments on unvested RSUs were $446,619 for Mr. Stanfield, $137,035 for Mr. Scanlon and $140,098 for Mr. Dittersdorf.

Employment and Noncompetition Agreements

On December 23, 2010, we entered into amended and restated employment agreements with Messrs. Stanfield, Dittersdorf and Scanlon for the purpose of making technical changes in connection with Section 409A of the Internal Revenue Code and the recent health care reform legislation, and certain other changes.

The employment agreements provide for an initial base salary for each of the executives, subject to annual discretionary increases, as follows: Stanfield — $420,000; Dittersdorf — $294,000; and Scanlon — $294,000. Any subsequent increase in base salary is deemed to be the new base salary for purposes of the agreement. In addition, each executive is eligible to receive an annual bonus in accordance with any bonus plan adopted by the Board of Directors or the Compensation Committee, an annual car allowance equal to 4% of his base salary and supplemental medical coverage (or, under certain circumstances, an economically equivalent benefit) not to exceed 5% of his base salary.

Each agreement provides for at-will employment and may be terminated by the Company or the executive for any reason upon 60 days’ notice or, under certain circumstances immediately for cause.

If the executive’s employment is terminated (a) by the Company for cause or by the executive for other than good reason, or (b) due to the executive’s death or disability, the executive shall be entitled, when permitted by Section 409A of the Code, to receive:

•	any earned and unpaid base salary,

•	any bonus due at the time of termination under a then current bonus plan, and

•

medical benefit continuation at the executive’s expense as provided by law; in addition, if the executive’s employment is terminated due to his death or disability, the executive shall be entitled to receive any prior year’s bonus to the extent not previously paid, which will be paid when the prior year’s bonuses are paid to active employees, and the Company shall pay the cost of medical benefit continuation for up to 18 months (or, under certain circumstances, an economically equivalent benefit).

If the executive’s employment is terminated by the Company without cause, or by the executive for good reason, the executive shall be entitled to receive:

•	any earned and unpaid base salary;

•

any prior year’s bonus to the extent not previously paid, which will be paid when the prior year’s bonuses are paid to active employees, and any current year’s bonus to the extent due at the time of termination under the applicable bonus plan;

•

a one-time cash payment equal to the cash compensation (including base salary, bonus and other similar payments, but excluding payments pursuant to options or equity awards or which are calculated by reference to options or equity awards), received by the executive during the prior 18-month period, or 30-month period if termination occurs within 12 months after a change in control, in exchange for a general release, payable on the 60th day following the date of termination, provided that the release has become effective before such 60th day; and

•

medical benefit continuation for the executive and his dependents for up to 18 months, or 30 months if the termination occurs within 12 months after a change in control (or, under certain circumstances, an economically equivalent benefit), at the Company’s expense, provided that the executive provides a release to the Company.

For purposes of the agreements, good reason means, after notice and a 30-day cure period: (a) a reduction in the base salary and/or in the aggregate non-cash benefits provided under the agreement, and/or, following a change in control, a material decrease in the opportunity for cash compensation in excess of the executive’s base salary; (b) a material diminution in the executive’s authority, duties, position or responsibilities; (c) the relocation of the executive’s office to any location outside of a 30-mile radius from the current location; (d) the Company’s material breach of the employment agreement; or (e) the Company’s failure to obtain an agreement from any successor to guarantee or assume our performance under the employment agreement; except that in the event of a change in control, the Company shall cease to have a 30-day cure period.

For purposes of the agreements, change in control generally means: (a) the acquisition of 30% or more of our common stock, unless the acquisition is by the Company, any existing director or officer, any of our employee benefit plans or by any corporation owned by our stockholders in substantially the same proportions as their ownership of the Company; (b) a merger or consolidation, unless the Company’s stockholders continue to control more than 50% of its voting power after the transaction; or (c) the sale of all or substantially all of the Company’s assets.

Each employment agreement also provides that the executive shall not divulge confidential information, shall assign intellectual property rights to the Company and shall not compete with the Company or any of its subsidiaries or solicit their customers or employees for a period of 18 months after termination of the executive’s employment (subject, in the case of Mr. Dittersdorf, to an exception for performance of legal services to the extent that such restriction is not permitted under applicable law).

Potential Payments upon Termination of Employment or Change-in-Control

Under the individual employment agreements with our CEO and other named executive officers, each person would be entitled to receive the following estimated payments and benefits upon a termination of employment or termination of employment with or without a change-in-control. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or termination of employment or resignation with good reason with a change-in-control, were to occur. In certain circumstances in connection with a change-in-control, we may establish or fund trusts to secure our (or our successors’) obligations to make payments under the agreements in advance of the time payment is due.

The table reflects the amount that could be payable under the various arrangements assuming that the termination of employment or change-in-control occurred at December 31, 2011.

Name	Voluntary Resignation or For Cause Termination on 12/31/2011 ($)(1)	Involuntary Not for Cause Termination or Good Reason Resignation on 12/31/2011 ($)	Involuntary Termination or Good Reason Resignation (After a Change-in- Control) on 12/31/2011 ($)	Disability/ Death on 12/31/2011 ($)
Michael R. Stanfield	$61,409	$1,412,563	$2,347,563	$92,909
Neal Dittersdorf	$38,446	$864,304	$1,384,304	$60,496
John G. Scanlon	$15,486	$822,444	$1,323,544	$37,536

(1)	Consists of accrued paid leave.

We retain the discretion to compensate any officer upon any future termination of employment or a change-in-control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of the named executive officers as of December 31, 2011.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Michael R. Stanfield	—	55,533	(1)	5.48	3/24/2019	8,750	(4)	97,038
	—	170,349	(2)	3.10	5/20/2019	69,678	(1)	772,729
	—	89,910	(3)	4.32	1/26/2020	91,525	(2)	1,015,012
						190,782	(3)	2,115,772
						256,404	(5)	2,843,520
Neal Dittersdorf	—	24,661	(1)	5.48	3/24/2019	3,750	(4)	41,588
	—	75,756	(2)	3.10	5/20/2019	23,206	(1)	257,355
	—	39,273	(3)	4.32	1/26/2020	30,483	(2)	338,056
						62,500	(3)	693,125
						73,002	(5)	809,592
John G. Scanlon	—	24,661	(1)	5.48	3/24/2019	3,750	(4)	41,588
	—	87,770	(2)	3.10	5/20/2019	23,206	(1)	257,355
	—	36,524	(3)	4.32	1/26/2020	30,483	(2)	338,056
						58,125	(3)	644,606
						73,002	(5)	809,592

(1)	Vests in two equal annual installments starting on March 24, 2012.

(2)	Vest in two equal annual installments starting on May 20, 2012.

(3)	Vest in three equal annual installments starting on January 26, 2012.

(4)	Vests on January 17, 2012.

(5)	Vests in four equal annual installments starting on February 2, 2012.

(6)	Value calculated based on the closing price of the Company’s common stock on December 31, 2011 ($11.09).

Equity Incentive Plans

We have in effect the 1999 Stock Option Plan, the 2004 Stock Option Plan and the 2006 Stock Incentive Plan. Awards under the 2004 Plan may take the form of incentive stock options and nonqualified stock options, and awards under the 2006 Plan may take the form of incentive stock options, nonqualified stock options, restricted stock awards and/or RSUs. The Compensation Committee administers the Plans, selects the individuals who will receive awards and establishes the terms and conditions of those awards. Shares of common stock subject to awards that have expired, terminated, or been cancelled or forfeited are available for issuance or use in connection with future awards.

As of December 31, 2011, there were options to purchase 58,000 shares outstanding under the 1999 Plan. The active period for this plan expired on August 24, 2009. The 2004 Plan authorizes us to issue options to purchase 2.8 million shares of common stock, of which, as of December 31, 2011, we have awards for approximately 374,000 shares remaining to issue. The 2006 Plan provides for us to issue awards for 7.1 million shares of common stock, of which, as of December 31, 2011, we have awards for approximately 2.3 million shares or restricted stock units remaining to issue.

The following table sets forth information as of December 31, 2011 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities in Column A)
Equity compensation plans approved by security holders	4,089,891	6.14	2,695,088
Equity compensation plans not approved by security holders	—	—	—

Total	4,089,891	6.14	2,695,088

Accounting and Tax Considerations

The Compensation Committee considers the financial reporting and income tax consequences to the Company of the compensation components for the executive officers in analyzing and determining the level and mix of compensation. Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not take a tax deduction for compensation in excess of $1,000,000 paid to the chief executive officer or the other most highly compensated executive officers, other than certain qualified “performance-based” compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Compensation

Committee also continues to monitor the impact of Sections 280G and 4999 of the Internal Revenue Code in the event of a change of control of the Company. Although none of the current employment arrangements with the named executive officers contemplate any steps or actions to mitigate the impact of any “excess parachute payments” on either the Company or the executive, the Compensation Committee retains the discretion it deems necessary to reduce or eliminate the impact of any “excess parachute payments” not being deductible by the Company and/or subject to a 20% excise tax on the recipient. The Compensation Committee continues to monitor the implementation of the rules and regulations pursuant to Section 409A, which, among other things, could cause certain types of deferred payments to be subject to additional taxes and penalties. While the Company believes that its current employment arrangements and agreements do not give rise to any material negative consequences under Section 409A, it is the Company’s current intention to structure any new employment arrangements or agreement, or if need be amend existing employment arrangements or agreements, to reduce or eliminate any adverse effects of Section 409A.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

The following is a schedule of all persons who, to our knowledge, beneficially owned more than 5% of the outstanding common stock of the Company as of April 1, 2012:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Loeb Holding Corporation(1)	6,940,541	39.5%
61 Broadway
New York, NY 10006
Heartland Advisors, Inc.(2)	1,249,562	7.1%
789 North Water Street
Milwaukee, WI 53202
Dimensional Fund Advisors LP(3)	961,586	5.5%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

(1)	According to 13G/A filed with the SEC on March 19, 2009 and a Form 4 filed with the SEC on August 19, 2011. Thomas L. Kempner, one of our directors, is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation.

(2)	According to Schedule 13G/A filed with the SEC on February 13, 2012 by Heartland Advisors, an investment adviser registered with the SEC, and William J. Nasgovitz, President and control person of Heartland Advisors. The shares may be deemed beneficially owned by (a) Heartland Advisors by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (b) Mr. Nasgovitz, by virtue of his control of Heartland Advisors. Mr. Nasgovitz specifically disclaims beneficial ownership of any shares reported on such Schedule 13G/A.

(3)

According to Schedule 13G/A filed with the SEC on February 13, 2012. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor, sub-adviser and/or manager, neither Dimensional or its subsidiaries possesses voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in such 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Security Ownership of Directors and Executive Officers

The following is a table of the security ownership of our directors and named executive officers as of April 1, 2012:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Outstanding Shares Beneficially Owned	Right to Acquire(2)	Total Beneficial Ownership	Percent of Common Stock
Michael R. Stanfield(3)	625,586	188,671	814,257	4.6%
Neal Dittersdorf	170,296	78,538	248,834	1.4%
John G. Scanlon(4)	175,462	83,630	259,092	1.5%
John M. Albertine	3,750	7,500	11,250	*
Thomas G. Amato	16,934	9,299	26,233	*
James L. Kempner(5)	71,559	0	71,559	*
Thomas L. Kempner(6)	6,958,390	19,799	6,978,189	39.7%
David A. McGough	184,167	11,049	195,216	1.1%
Norman N. Mintz(7)	61,230	1,250	62,480	*
William J. Wilson	19,849	25,349	45,198	*
All executive officers and directors as a group (13 persons)	8,553,126	525,374	9,078,500	50.2%

*	Less than 1%.

(1)	Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise.

(2)	Consists of shares which such persons have, or will within 60 days of April 1, 2012 have, the right to acquire upon the exercise of stock options, vesting of RSUs or otherwise.

(3)	Includes 476,734 held by Stanfield Family Investments LLC (“SFI LLC”), a Virginia limited liability company, of which Mr. Stanfield is the Managing Member. Mr. Stanfield and his wife own a 55% interest in SFI LLC, and their children own the remaining 45% interest. Mr. Stanfield disclaims beneficial ownership of the shares held by SFI LLC except to the extent of his pecuniary interest therein. Also, includes 82,500 shares held by his wife and to which he disclaims beneficial ownership.

(4)	Held in trust for his benefit and the benefit of his spouse, as to which shares he has investment discretion. Mr. Scanlon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)	Includes 44,394 shares held in trusts for the benefit of his children as to which shares he has investment discretion. Mr. James L. Kempner disclaims beneficial ownership of these shares.

(6)	Includes 6,940,541 shares held by Loeb Holding Corporation. Mr. Thomas L. Kempner is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation. Also, includes 9,099 shares held by his wife and to which he disclaims beneficial ownership.

(7)	Includes 44,445 shares held by his wife and to which he disclaims beneficial ownership.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Digital Matrix Systems, Inc.

One of our directors, David A. McGough, is the chief executive officer and president of DMS.

In March 2007, we entered into a master agreement under which DMS provides us certain data processing services and which replaced certain prior service and software license agreements with DMS. Under the master agreement, we pay for these services with a combination of fixed monthly fees and transaction fees. In addition, we also are party to a professional services agreement under which DMS will provide additional development and consulting services pursuant to work orders that are agreed upon by the parties from time to time. We paid approximately $878,000 and $870,000 in 2011 and 2010, respectively, to DMS under these agreements. As of December 31, 2011 and 2010, we owed DMS approximately $72,000 and $140,000, respectively, and are obligated to make payments to DMS of approximately $432,000 in 2012.

Relationship with Lazard Frères

One of our directors, James L. Kempner, is a Senior Advisor at Lazard Frères, and was previously a Managing Director. Lazard Frères provides from time to time investment banking and financial advisory services to us. We did not make any payments to Lazard Frères in 2011. In 2010, we paid Lazard Fréres $300,000 for these services. Any arrangements with Lazard Frères have been and will be negotiated on an arm’s length basis and the terms and fees are as favorable as those we could have obtained from unrelated third parties.

Relationship with RCS International, Inc.

A family member of our former executive vice president of operations, Chris Shenefelt, is the president of RCS International, Inc. (“RCS”). We are a party to a contract with RCS to assist us in our Canadian fulfillment operations. For the years ended December 31, 2011 and 2010, we paid RCS $1.7 million and $1.7 million, respectively, under this contract. As of December 31, 2011, we did not owe RCS any amounts under this contract. As of December 31, 2010, we owed RCS approximately $102,000 under this contract. Our arrangements with RCS have been and will be negotiated on an arm’s length basis and we believe the terms and fees are as favorable as those we could have obtained from unrelated third parties.

Registration Rights

Loeb Holding Corporation and certain of our directors have registration rights pursuant to which each such stockholder may require us, from time to time, to register for sale to the public under the Securities Act of 1933 any shares of common stock owned by them. In addition, each of these stockholders has piggyback registration rights that allow them to include their shares of common stock in registration statements initiated by us. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares to be included in a registration statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during 2011 our officers, directors and holders of more than 10% of our common stock complied with all filing requirements under Section 16(a) of the Exchange Act, other than Mr. Mintz, Mr. J. Kempner, Steven Schwartz, an executive vice president, Mr. Stanfield and Madalyn Behneman, our principal accounting officer, who each inadvertently filed one late Form 4 on April 9, 2012, February 7, 2012, August 2,

2011, July 22, 2011 and May 24, 2011, respectively. In making this disclosure, we have relied solely on written representations of our directors, officers and holders of more than 10% of the Company’s common stock and on copies of reports that have been filed with the SEC.

PROPOSAL 2:

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for audit and other services rendered by Deloitte & Touche LLP in 2011 and 2010:

	2011 Actual Fees ($)	2010 Actual Fees ($)
Audit fees(1)	1,130,000	1,256,002
Audit Related Fees(2)	22,788	35,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	1,152,788	1,291,002

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews (including fees related to the Sarbanes-Oxley Act of 2002), notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

Audit Committee Pre-Approval Policy

The policy of the Audit Committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis. As individual engagements arise, they are approved on a case-by-case basis. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Committee Consideration of these Fees

The Audit Committee has considered whether the provisions of the services covered under the categories of “Audit Related Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Deloitte & Touche LLP.

The Board of Directors of the Company recommends a vote FOR Proposal 2.

Audit Committee Report

The Audit Committee operates under a written charter, which was adopted by the Board of Directors. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the Board of Directors.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. In this context, the Audit Committee met separately with each of management, the internal auditors and the independent registered public accounting firm to provide each with the opportunity to discuss any matters that should be discussed privately without the others present. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 114, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte & Touche LLP its independence. The Audit Committee also considered whether the provision by Deloitte & Touche LLP of certain other non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC.

Audit Committee

Dr. John M. Albertine

Thomas G. Amato (Chair)

William J. Wilson

OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2013 must be received by us on or prior to December 15, 2012 to be eligible for inclusion in our Proxy Statement and form of proxy to be used in connection with such meeting. Any notice of shareholder proposals received after this date is considered untimely.

Other Business

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Michael R. Stanfield

Chairman of the Board of Directors

Dated: April 14, 2012

ANNUAL MEETING OF STOCKHOLDERS OF

INTERSECTIONS INC.

May 14, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, form of Proxy Card and the Company’s 2011

Annual Report to Stockholders are available at http://www.proxydocs.com/intx//

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

[ ]				[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

			FOR	AGAINST	ABSTAIN

1. To elect 8 nominees for Directors:		2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012:	☐	☐	☐

	NOMINEES:	3. With discretionary authority upon such other matters as may properly come before the Meeting:	☐	☐	☐

☐ FOR ALL NOMINEES	( ) Michael R. Stanfield
( ) John M. Albertine
☐ WITHHOLD	( ) Thomas G. Amato
AUTHORITY FOR	( ) James L. Kempner	THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012 AND
ALL NOMINEES	( ) Thomas L. Kempner
( ) David A. McGough
☐ FOR ALL	( ) Norman N. Mintz
EXCEPT	( ) William J. Wilson
(SEE INSTRUCTIONS BELOW)

INSTRUCTIONS	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —	IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

BEFORE THE MEETING:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Signature of
Stockholder ____________ Date: __________ Stockholder __________________ Date: ___________________

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTERSECTIONS INC.

2012 ANNUAL MEETING OF STOCKHOLDERS — MAY 14, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Intersections Inc., a Delaware corporation, hereby appoints Michael R. Stanfield, John G. Scanlon and Neal B. Dittersdorf and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 1:00 PM, local time, on May 14, 2012, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed and dated on the reverse side)